EXHIBIT 99.1
FOR IMMEDIATE RELEASE

CardioTech International Adopts Stockholder Rights Agreement.

WILMINGTON, Mass., January 29, 2008.  The board of directors of CardioTech International, Inc. (AMEX: CTE) (the “Company”) has approved the adoption of a stockholder rights plan (the “Rights Plan”) under which all stockholders of record as of February 8, 2008 will receive rights to purchase shares of a new series of preferred stock (the “Rights”).

The Rights will be distributed as a dividend. Initially, the Rights will attach to, and trade with, the Company’s common stock.  Subject to the terms, conditions and limitations of the Rights Plan, the Rights will become exercisable if (among other things) a person or group acquires 15% or more of the Company’s common stock. Upon such an event and payment of the purchase price, each Right (except those held by the acquiring person or group) will entitle the holder to acquire shares of the Company’s common stock (or the economic equivalent thereof) having a value equal to twice the purchase price.  The Company’s board of directors may redeem the Rights prior to the time they are triggered.

In the event of an unsolicited attempt to acquire the Company, the Rights Plan is intended to facilitate the full realization of stockholder value in the Company and the fair and equal treatment of all Company stockholders.  The Rights Plan will not prevent a takeover attempt. Rather, it is intended to guard against abusive takeover tactics and encourage anyone seeking to acquire the Company to negotiate with the board of directors.  The Company is not adopting the Rights Plan in response to any particular proposal.

The Rights Plan will be outlined in greater detail in a summary that will be mailed to stockholders as of the record date.  In addition, the Company will file a copy of the Rights Plan with the Securities and Exchange Commission as an exhibit to the Company’s Current Report on Form 8-K.

About CardioTech International:

CardioTech is a developer of advanced polymer materials and manufacturer of medical products for the treatment and diagnosis of a broad range disease states,. The Company’s business model leverages its proprietary materials science technology and manufacturing expertise in order to expand its product sales and royalty and license fee income.  It develops next generation polymers and manufactures new and complex medical devices to customers’ unique specifications.  CardioTech is conducting its first clinical trial for regulatory approval in Europe for its CardioPass synthetic coronary bypass graft.  More information about CardioTech is available at its website: http://www.cardiotech-inc.com.

Forward-Looking Statements:
CardioTech believes that this press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks and uncertainties.  Such statements are based on management’s current expectations and are subject to risks and uncertainties that could cause results to differ materially from the forward-looking statements.  For further information on such risks and uncertainties, you are encouraged to review CardioTech’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended March 31, 2007.  CardioTech assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

For Further Information Contact:
Eric Walters                                                                                                                                                 Sylvia Dresner
Vice President & Chief Financial Officer                                                                                                 Senior Vice President
CardioTech International, Inc.                                                                                                                  VMW Corporate & Investor Relations
978-657-0075                                                                                                                                                212-616-6161
general-info@cardiotech-inc.com                                                                                                           info@vmwcom.com